EXHIBIT 21

                          MANCHESTER TECHNOLOGIES, INC.
                            SIGNIFICANT SUBSIDIARIES

                                                                       State of
                  Subsidiary                                      Incorporation
                  ----------                                      -------------

                  Electrograph Systems, Inc.                          New York


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